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                                                                   Exhibit 4.11








                        AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                           METAL MANAGEMENT, INC.

                            HCS ACQUISITION, INC.

                       HOUSTON COMPRESSED STEEL CORP.

                                     AND

                             THE SHAREHOLDERS OF
                       HOUSTON COMPRESSED STEEL CORP.


                           DATED DECEMBER 11, 1997

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is dated as of December 11, 1997, by and among Metal Management, Inc., a Delaware corporation ("MTLM"), HCS Acquisition, Inc., a Texas corporation ("Acquisition"), Houston Compressed Steel Corp., a Texas corporation (the "Company"), and the shareholders of the Company set forth on the signature page hereof (collectively the "Shareholders").

                              W I T N E S S E T H:

     WHEREAS, the Shareholders are holders of all of the issued and outstanding common stock of the Company ("Company Common Stock");

     WHEREAS, MTLM proposes to acquire the Company through a merger of Acquisition, its wholly-owned subsidiary corporation, with and into the Company (the "Merger") pursuant to which the shares of Common Stock of the Company would be converted into Common Stock of MTLM ("Common Stock"), on the terms and conditions set forth herein;

     WHEREAS, the parties hereto wish to set forth the representations, warranties, agreements and conditions under which a merger (the "Merger") of Acquisition with and into the Company will occur; and

     WHEREAS, the parties intend for the Merger to be a tax-free reorganization under Section 368(a)(2)(E) of the Code.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



                               I.
                   THE MERGER AND RELATED MATTERS

A.                 MERGER

1. Upon the terms and subject to the conditions of this Agreement, Acquisition shall be merged with and into the Company in accordance with the Texas Business Corporation Act ("TBCA"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall continue its corporate existence under and be organized under and be governed by the TBCA and possess all the rights and assets of Acquisition and the Company and be subject to all of

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the liabilities and obligations of Acquisition and the Company in accordance with the provisions of the TBCA.

1. The Articles of Incorporation and the Bylaws of Acquisition, as in effect immediately prior to the date and time when the Merger shall become effective (the "Effective Time"), shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation until thereafter amended, except that Article One of the Articles of Incorporation of Acquisition shall be amended to change the name of Acquisition to "Houston Compressed Steel Corp."

1. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation, or as otherwise provided by law.

1. The Merger shall have the effects set forth in the TBCA. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all personal property and all privileges, powers and franchises of the Company and Acquisition, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and Acquisition, shall execute and deliver all such proper assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action. It is acknowledged and agreed that prior to the Merger, the Company may, without notice or consent, transfer all of its real property, improvements, fixtures and its interest in Heights Armature Works to a third party (or related party), such that the Surviving Corporation shall have no interest in any such assets.

A.             CLOSING AND EFFECTIVE TIME.  Subject to the provisions of
Article VI and Article VII hereof, the closing (the "Closing") of the Merger shall take place at 9:00 a.m., Houston time, on a date to be designated by all parties hereto (at least three business days in advance), at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas, or if any of the conditions set forth in Article VI or Article VII hereof have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as MTLM and the Company shall agree (the "Effective Time"). The Merger shall be effective when properly executed Articles of Merger (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of Texas in accordance with the provisions of the TBCA, which filing shall be made as soon as practical on or after the Effective Time.

A.            CONVERSION OF STOCK.

1. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock, the four (4) shares of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive, and shall be immediately exchangeable for, upon the surrender to MTLM at the Closing of the certificates formerly representing such shares, an aggregate number of shares of MTLM Common Stock equal to 253,176 shares. The shares of MTLM Common Stock to be issued to the Shareholders is herein called the "Merger Consideration" and shall be issued and delivered to the Shareholders free and clear of all Liens and claims. At the time of Closing, ten percent (10%) of the Merger Consideration shall be placed in escrow pursuant to an Escrow Agreement (the "Escrow Shares"), the form of which Escrow Agreement is attached hereto as Exhibit A and made a part hereof.

1. No fractional shares of MTLM Common Stock shall be issued to any holder of Company Common Stock in the Merger. To the extent the application of the conversion rate to all shares of Company Common Stock held by a Shareholder would result in a fractional number of shares of MTLM Common Stock being issued to such holder in the Merger, the number of shares of MTLM Common Stock issuable to such holder in respect of all such shares in the Merger shall be rounded up to the next whole number of shares of MTLM Common Stock.

1. Each share of Acquisition Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of stock in the Surviving Corporation.

1. As of and after the Effective Time, no holder of any certificate that immediately prior to the Effective Time represented shares of Company Common Stock shall have any rights as a holder of Company Common Stock other than to receive his pro rata part of the Merger Consideration issuable pursuant to the Merger.

A.            ESCROW.

     The Escrow Shares will be held under the Escrow Agreement for a period of one year, in accordance with the terms and provisions of the Escrow Agreement.

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A.              EXCHANGE.

     At the Closing, each Shareholder shall surrender to MTLM the certificates for Company Common Stock owned by such Shareholder and each Shareholder shall receive one or more certificates (with all appropriate legends) representing such Shareholder's pro rata share of the Merger Consideration. Until so surrendered, certificates for shares of Company Common Stock shall represent, after the Effective Time, solely the right to receive the Merger Consideration issuable in respect of such shares determined pursuant to Section 1.3 hereof.


                                       I.

                       REPRESENTATIONS AND WARRANTIES
                            OF MTLM AND ACQUISITION

     As a material inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, MTLM and Acquisition make the following representations and warranties to the Company and the Shareholders:

A. CORPORATE STATUS. MTLM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

A. CORPORATE POWER AND AUTHORITY. MTLM and Acquisition have, or will have at the time of Closing, the corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. MTLM and Acquisition have, or will have at the time of Closing, taken all action necessary to authorize their execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; including, without limitation, approval of their respective boards of directors. MTLM and Acquisition each have the corporate power and authority to own or lease their respective properties and to carry on their businesses as now being conducted.

A. ENFORCEABILITY. This Agreement has been, or will have been at the time of Closing, duly executed and delivered by MTLM and Acquisition and constitutes a legal, valid and binding obligation of MTLM and Acquisition, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

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A.              NO COMMISSIONS.  MTLM and Acquisition have incurred no
obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

A. SEC FILINGS AND FINANCIAL INFORMATION. MTLM has timely made all filings required to be made by it with the SEC (as defined herein).
None of such filings contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made. Between the first and second anniversary of the Closing, MTLM will use its best efforts to timely file all SEC reports required to maintain trading of its shares under SEC Rule 144; provided, however, the sale of shares of MTLM Common Stock pursuant to Rule 144 may be subject to necessary blackout periods for pending acquisitions and other corporate events.

A. FINANCIAL INFORMATION. MTLM has delivered to the Company true copies of the following: (i) its annual report on Form 10-K for the most recent year end; (ii) all Form 8-K's for the past twelve months; (iii) its quarterly reports on Form 10-Q for the three most recently ended calendar quarters; (iv) its proxy statement dated November 20, 1997; and (v) all exhibits filed with such documents. The foregoing documents, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since November 24, 1997 (the "Report Date"), there has not been any material adverse change in the business, properties, financial condition or prospects of MTLM. Acquisition has conducted no business prior to the Effective Date.

A. RELATED PARTY MATTERS. All material Contracts between MTLM and any of its Affiliates are disclosed in public SEC filings, except as set forth on Schedule 2.7.

A. TAXATION. MTLM has prepared and filed with the appropriate governmental agencies all federal, state and local tax returns required to be filed by it and has paid all taxes shown thereon to be payable or which have become due pursuant to any assessment, deficiency notice or similar notice received by it. MTLM is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes and no claim therefor has been asserted against it.

A.              MTLM STOCK.  The MTLM common stock to be issued pursuant to
Section 1.3, above, is validly issued and authorized and shall be issued and delivered free and clear of all Liens, claims and encumbrances and MTLM is not a party to any agreement creating rights in any person with respect to such shares of stock (other than this Agreement) or relating to the voting thereof. The registration rights given to the Shareholders in Article IX hereof are enforceable according to their terms.

A. FINANCIAL AND BUSINESS. Acquisition has no material assets or liabilities other than the stock it is acquiring in the Company. All of the issued and outstanding capital stock of Acquisition is owned by MTLM.

A. OTHER AGREEMENTS. Neither MTLM nor Acquisition is a party to, bound by or otherwise subject to any contract or agreement which would conflict with or violate any covenant of MTLM and/or Acquisition in this Agreement or documents delivered in connection herewith; including, without limitation, the provisions of Article IX hereof.

A. LITIGATION. Except as set forth on Schedule 2.12, there is no action, suit or other legal or administrative proceeding or governmental investigation, pending or, to the Knowledge of MTLM, threatened against, by or affecting MTLM or any of its properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no reasonable basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which MTLM is or was a party which have not been complied with in full or which continue to impose any material obligations on MTLM.

A. NO VIOLATION. The execution and delivery of this Agreement by MTLM and Acquisition and the performance of their obligations hereunder will not (i) contravene any provision of their charter or bylaws, (ii) violate any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or (iii) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by MTLM.


                                       I.

                         REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

     As a material inducement to MTLM to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders hereby jointly and severally make the following representations and warranties to MTLM.

A. CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.
The Company has the requisite power and authority to own or lease its property and to carry on its business as now being conducted. The Company is legally qualified to transact business in all jurisdictions where the nature of its property and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. There is no pending or, to the knowledge of the Shareholders, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

A. POWER AND AUTHORITY. The Company and each of the Shareholders has the power and authority to execute and deliver this Agreement, to perform its and their respective obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders is a resident of the State of Texas and has the requisite competence to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby.

A. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and each of the Shareholders and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

A.              CAPITALIZATION.  Schedule 3.4 sets forth, with respect to the
Company: (i) the number of authorized shares of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock, and (iii) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.
There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

A. SHAREHOLDERS OF THE COMPANY. Schedule 3.5 sets forth, with respect to the Company, (i) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by each shareholder of record as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership is different). The Shareholders are the holders of all issued and outstanding shares of capital stock of the Company and the Shareholders own such shares as set forth on Schedule 3.5, free and clear of all Liens, restrictions and claims of any kind, except as set forth on Schedule 3.5. Such shares are not subject to any voting trust agreement, proxy or other Contract.

A. NO VIOLATION. Except as set forth on Schedule 3.6 and any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements
Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act"), the execution and delivery of this Agreement by the Company and the Shareholders, the performance by each of them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) violate any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the Shareholders; (iii) result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by MTLM.

A. RECORDS. The copies of the respective articles of incorporation and bylaws of the Company which were or will be provided to MTLM are true and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to MTLM for review were true and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All corporate actions taken by the Company requiring board of directors' approval have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to MTLM, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

A. SUBSIDIARIES. Except as set forth on Schedule 3.8, the Company does not, as of the Closing, own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity. Except as set forth on
Schedule 3.8, the Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, arising from its interest in the entities set forth on such schedule.

A.              FINANCIAL STATEMENTS.  The Shareholders have delivered to MTLM
(i) the consolidated financial statements of the Company as of May 31, 1996 and 1995, including the notes thereto, audited by Hopkins, Alexander & Co., Inc. and (ii) the May 31, 1997 consolidated financial statements including footnotes of the Company, "reviewed" by Bickley, Prescott & Co., P.C., and the September 30, 1997 consolidated financial statement including footnotes of the Company (collectively, the "Financial Statements"), copies of which are attached as
Schedule 3.9 hereto. The balance sheet dated as of September 30, 1997 included in the Financial Statements is referred to herein as the "Current Balance Sheet". The Financial Statements fairly present the consolidated financial condition of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied for the periods indicated; provided, however, the September 30, 1997 consolidated financial statement has not been "reviewed" by the Company's independent accountants as to its compliance with GAAP. The Financial Statements of the Company fairly reflect the transactions, properties, assets and liabilities of the Company. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto in accordance with GAAP consistently applied throughout the periods indicated. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

A. CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as disclosed in Schedule 3.10, or elsewhere in this Agreement, since the date of the Current Balance Sheet, the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $100,000, in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby and the transactions relating to the refinancing of the Company's debt from Texas Commerce Bank to Merchants Bank; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $50,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $50,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith and except in the ordinary course of its business; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do any of the foregoing.

A. LIABILITIES. Except as set forth on Schedule 3.11, the Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (i) to the extent reflected or taken into account in the Current Balance Sheet or any notes thereto and not heretofore paid, discharged or otherwise satisfied, (ii) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (iii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to a breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (iv) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (v) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. The consolidated net worth of the Company will be no less than a negative $300,000 as of the Effective Time due to the Company's divestiture of all Company real estate and Heights Armature Works.

A. LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation, pending or, to the Knowledge of the Company, threatened against, by or affecting the Company or any of its properties or assets, or the Shareholders, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no reasonable basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

A.              ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 3.13:

1. The Company is in material compliance with all Environmental, Health and Safety Laws, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as defined herein). The Company is not currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. The Company is in material compliance with all required notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under applicable Environmental, Health and Safety Laws.

1. The Company has obtained, or caused to be obtained, and is in material compliance with, all licenses, certificates, permits, approvals and registrations (collectively "Licenses") required by applicable Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses, and the Company is in material compliance with all the terms, conditions and requirements of such Licenses, and copies of such Licenses have been made available to MTLM. There are no administrative or judicial investigations, notices, claims or other proceedings pending or threatened by any Governmental Authority or third parties against the Company, its business, operations, properties, or assets, which question the validity or entitlement of the Company to any License required by the Environmental, Health and Safety Laws for the ownership of each of the respective properties and assets of the Company and the operation of its business or wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Company.

1. The Company has not received and is not aware of any non-compliance order, warning letter, investigation, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending or threatened against or involving the Company, its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership of its properties or assets or the operation of its business, which has not been resolved to the satisfaction of the issuing Governmental Authority or third party, or which could have a Material Adverse Effect on the Company.

1. The Company is in compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to any Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder, or affect the Owned Properties or Leased Premises.

1.              The Company has not generated, manufactured, used, transported,
transferred,    stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste in an amount so as to require remedial efforts to or at any location other than a site permitted to receive such Hazardous Substances or other waste, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in material contravention of any Environmental, Health and Safety Laws except as necessary to the conduct of the Company's business and then in compliance with applicable law. The Company has not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, any Hazardous Substances or other waste upon property currently or previously owned or leased by it, except in compliance with Environmental, Health and Safety Laws except as necessary to the conduct of the Company's business and then in compliance with applicable law. For purposes of this Section 3.13, the term "Hazardous Substances" shall include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires remediation under any Environmental, Health and Safety Laws in effect on the Closing Date, including, without limitation, the United

States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C.
Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA") (but excluding the very broad definitions established under OSHA's hazard communication standard); any similar state statute or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this Section 3.13, the term "Waste" shall include toxic agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash; provided, however, the term "Waste" shall not include scrap metal.

1. The Company has not caused a Release or Discharge of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto except in compliance with applicable Environmental, Health and Safety Laws; and there has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

1. Except as necessary to the conduct of the Company's business and then only in compliance with applicable law, the Company has not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any material quantity of Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified the Company that it has proposed or is proposing to place on the National

Priorities List or its state equivalent, except as disclosed on Schedule
3.13. Neither the Company nor the Shareholders have received notice or have Knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. The Company has not submitted or was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased Premises or the Owned Properties. The Company has not received any written or, to the Knowledge of the Company, oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Company has transported, transferred or disposed of other Wastes. The Company has not been required to and has not undertaken any response or remedial actions or clean-up actions at the request of any Governmental Authorities or at the request of any other third party. The Company does not have any material liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

1. Except as set forth on Schedule 3.13, the Company does not have any Aboveground Storage Tanks or Underground Storage Tanks. For purposes of this Section 3.13, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree, as in effect as of the Closing Date, governing Aboveground Storage Tanks or Underground Storage Tanks.

1. The following have been made available to MTLM regardless of their materiality, (i) all environmental audits, assessments or occupational health studies of which the Company is aware undertaken by the Company or their agents, or by the Shareholders, or by any Governmental Authority, or by any third party, relating to the Company or any of the Leased Premises or the Owned Properties; (ii) the results of which the Company is aware of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents, or by the Shareholders, or by any Governmental Authority, or by any third party, relating to the Company or any of the Leased Premises or the Owned Properties; (iii) all written communications between the Company and any Governmental Authority arising under or related to Environmental, Health and Safety Laws; and (iv) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting the Company or any of the Leased Premises or the Owned Properties.

1. Schedule 3.13 contains a list of the assets of the Company which are known to contain "asbestos" or "asbestos-containing material" (as such terms are identified under the Environmental, Health and Safety Laws). Except as set forth in Schedule 3.13, the Company has operated and continues to operate in material compliance with all Environmental, Health and Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. Except as set forth in Schedule 3.13, there are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or to the Shareholders' Knowledge, threatened against or directly affecting the Company or any of its assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

1. As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, as in effect on the Closing Date, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

1. Schedule 3.13 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by the Company on any of the Owned Properties or the Leased Premises which have involved the generation, accumulation, storage, treatment, transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of any material quantities of Hazardous Substances.

1. Schedule 3.13 identifies the locations to which the Company has transferred, transported, hauled, moved, or disposed of Waste over the past five years and the types and volumes of Hazardous Substances (excluding saleable scrap metals) transferred, transported, hauled, moved, or disposed of to each such location.

1. None of the Owned Properties or Leased Properties presently includes, any "wetlands" as defined under applicable Environmental, Health and Safety Laws, nor have any improvements on the Owned Properties or Leased Properties been constructed upon any "wetlands" in violation of applicable Environmental, Health and Safety Laws.

1. As used in this Section 3.13, the term "Company" is deemed to refer to the Company or any of its subsidiaries, predecessors-in-interest and other entities in which the Company has an ownership interest.

1. As used in Section 3.13(f) and (l), the terms "Owned Properties " and "Leased Properties" are deemed to also refer to any properties previously owned or leased by the Company.

A.              REAL ESTATE.

1. The Company does not own any real property or any interest therein.

1. Except as set forth on Schedule 3.14(b), there are no material leases, licenses or similar agreements ("Leases") to which the Company is a party.

A.              GOOD TITLE TO AND CONDITION OF ASSETS.

1. Except as set forth on Schedule 3.15, the Company has good and indefeasible title to all of its Assets, free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets owned by the Company, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

1. The Fixed Assets currently in use for the business and operations of the Company are in good operating condition, normal wear and tear excepted and have been maintained in accordance with sound industry practices. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures owned by the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet and listed on Schedule 3.33 or acquired by the Company after 5-31-97, except
(i) any such item which is not material to the Company and (ii) any such item listed on Schedule 3.15.

A.              COMPLIANCE WITH LAWS.

1. The Company is in material compliance with all laws, regulations and orders applicable to it, its respective business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except as set forth on Schedule 3.16, the Company has not been, within the past five (5) years, cited, fined or otherwise notified of any asserted past or current material failure to comply with any laws, regulations or orders and no proceeding with respect to any such material violation is pending or, to the Company's Knowledge, threatened.

1. The Company has not made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law.

1. The Company has complied with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration
Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act as employer is required, the Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not, within the past five (5) years, been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the Knowledge of the Company, threatened against it, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

1. Except as fully described on Schedule 3.16, the Company is not subject to any Contract, decree or injunction which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

A. LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of each of the executives and key employees of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there have been no efforts by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or, to the Company's Knowledge, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company which may interfere with its continued operations. The Company has not within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the Company's Knowledge, threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the 24 months prior to the date hereof. The Shareholders have no Knowledge that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of this Agreement or otherwise. There are no contracts, agreements or plans of the following nature, whether formal or informal, and whether or not in writing, to which the Company is a party or under which it has an obligation: (i) employment agreements, (ii) noncompetition agreements, and (iii) consulting agreements. The Company has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act and the Worker Adjustment and Retraining Notification Act of 1988, as in effect on the Closing Date.

A.              EMPLOYEE BENEFIT PLANS.

1. Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were made available to
MTLM).

1. Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the Knowledge of the Company, there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

1. Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination opinion letter, true and correct copies of which have been made available to MTLM, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on
Schedule 3.18; and (iv) no such plan is subject to Code Sections 312 or 302 of Title IV of ERISA.

1. Welfare Plans. Other than as disclosed in Schedule 3.18, (i) the Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan"), whether or not disclosed in Schedule 3.18, to provide medical or death benefits with respect to any employee or former employee of the Company, or its predecessors after termination of employment; (ii) each of the

Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code, and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

1. Controlled Group Liability. Neither the Company, nor any entity that would be aggregated with it under Code Section 414(b), (c),
(m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; or (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

1. Other Liabilities. Except as set forth on Schedule 3.18 for the listed plans, (i) none of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code), (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing Date, and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.

A. TAX MATTERS. There are no Tax Returns required to be filed prior to the date hereof with respect to the Company, or any of its income, properties, franchises or operations which have not been filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and complete in all respects. All Taxes due and payable by or with respect to the Company have been paid or accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. With respect to any open tax year: (i) no taxable period has been audited by the relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;

(iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date, other than the current fiscal year federal income tax return for which an extension has been granted to February 1998; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Knowledge of the Company, threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company, (viii) the Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or
prior to the Closing Date, to   include any adjustment under Section 481(c) of
the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (B) as a result of any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date;
(ix) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (x) there is no basis for any assessment, deficiency notice, 30-day letter or similar notice with respect to any Tax to be issued to the Company with respect to any period on or before the Closing Date; (xi) the Company has not made any payments, and is or will not become obligated (under any contract entered into on or before the Closing
Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiii) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that is or may be subject to Taxes assessed by such jurisdiction; and
(xiv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xv) true and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the past two years has been made available to MTLM; (xvi) the Company will not be subject to any Taxes for the period ending at the Closing Date for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xvii) to the Knowledge of the Company, no sales or use tax or property transfer tax (other than sales tax on aircraft, boats, mobile homes and motor vehicles), non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any Governmental Authority) will be payable by the Company by virtue of the transactions contemplated in this Agreement.

A. INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance issued to it by insurers covering its properties, assets and business (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid on or before the due date. As of the Closing Date each of the Insurance Policies will be in full force and effect and the Company will assist MTLM in having comparable coverage to be in place for the Surviving Corporation. The Company has complied with the provisions of such Insurance Policies in all material respects. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies (copies of which have been made available to MTLM) and
(ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $5,000 that relates to loss or damage to the properties, assets or business of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

A. RECEIVABLES. All of the Receivables represent bona fide transactions and arose in the ordinary course of business of the Company. Ninety-Five Percent (95%) of the Receivables (subject to certain variances described on Schedule 3.21) are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including all trade account receivables arising from the provision of services or sale of inventory, notes receivable, and insurance proceeds receivable.

A. LICENSES AND PERMITS. The Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including the operation of the Owned Properties and Leased Premises, which Permits are listed on Schedule 3.22. All such Permits are valid and in full force and effect, the Company is in material compliance with the requirements thereof, and no proceeding is pending or, to the Knowledge of the Company, threatened to revoke or amend any of them. Except as set forth on Schedule 3.22, none of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

A. ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and
Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. To the Knowledge of the Company, no current supplier to the Company of items essential to the conduct of its business will or, to the Knowledge of the Company, has threatened to terminate its respective business relationship with it for any reason. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property (although all real property, improvements and fixtures used by the Company prior to Closing will be owned by Heights Armature Works). Except as set forth on Schedule 3.23, no officer, director or Shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

A. INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The conduct of the business of the Company as currently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Knowledge of the Company, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

A. CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which the Company is a party or by which its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been made available to MTLM. The copy of each Designated Contract made available to MTLM is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement.
Except as set forth on Schedule 3.25, the Company has not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and, to the Knowledge of the Company, all of the covenants to be performed to the date hereof by any other party thereto have been fully performed and there are no asserted claims for breach or indemnification or notice of default or termination under any Designated Contract. Except as set forth on Schedule 3.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract, and, to the Knowledge of the Company, no such event has occurred which constitutes or would constitute a material default by any other party. The Company is not subject to any material liability or payment resulting from renegotiation of amounts paid to them under any Designated Contract (see Schedule 3.21). As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to purchase or sell products or services; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of 60 days or less or calling for payment of an annual gross rental exceeding $10,000.00; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, noncompetition agreements and any other agreements relating to any employee, officer or director of the Company; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures in excess of $10,000 by the Company; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

A. CUSTOMER LISTS AND RECURRING REVENUE. At or before the Closing, the Company will make available to MTLM a true, correct and complete list of its 20 largest customers ("Material Customers") and suppliers together with the applicable percentage of total sales or purchases, as applicable. True, correct and complete copies of any agreements with such customers or suppliers which are anticipated to endure beyond the Closing have been furnished by the Shareholders to MTLM. Other than Material Customers, no customer of the Company as of the date of this Agreement accounts for more than 1% of its combined annual revenue.

A. ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. No representation, restatement or information made or furnished by the Shareholders to MTLM or any of MTLM's representatives including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company and the Shareholders, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholders have provided MTLM with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

A. INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring his interest in the Common Stock of MTLM for his own account for investment and not with a view to, or for the sale in connection with, any distribution of his interest, except in compliance with applicable state and federal securities laws. Each of the Shareholders has been provided, to his satisfaction, the opportunity to discuss the transactions contemplated hereby with MTLM and has had the opportunity to obtain such information pertaining to MTLM as has been requested, including but not limited to filings made by MTLM with the SEC under the

Exchange Act. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Each of the Shareholders has such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the Common Stock of MTLM, and is capable of bearing the economic risks of such investment and is able to bear a complete loss of his investment in the Common Stock of MTLM. Each of the Shareholders acknowledges that the Common Stock of MTLM has not been registered under the Securities Act and understands that the Common Stock of MTLM must be held indefinitely unless such shares are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

A. BUSINESS LOCATIONS. As of the date hereof, the Company does not have any office or place of business other than 101 Yale, Houston, Texas, 13031 Industrial Road, Houston, Texas, and ____ Interstate Drive, Navasota, Texas and constitute all locations where the equipment, inventory, chattel paper and books and records of the Company are located as of the date hereof.

A. NAMES; PRIOR ACQUISITIONS. All of the names under which the Company does business as of the date hereof are specified on Schedule 3.30. Except as set forth on Schedule 3.30, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past 10 years.

A. NO COMMISSIONS. Other than certain potential claims as to which MTLM has received notice, neither the Company nor the Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

A. INVENTORY. All material Assets that consist of inventory (including raw materials and work-in-progress): (i) were acquired in the ordinary course of business consistent with past practice; (ii) are of a quality, quantity, and condition useable or saleable in the ordinary course of business within the Company's normal inventory turnover experience; and (iii) are reflected on the books in accordance with GAAP. The Company does not have any material liability with respect to the return or repurchase of any goods in the possession of any customer outside the ordinary course of business.

A. IDENTIFICATION, ACQUISITION AND DISPOSITION OF ASSETS AND LIABILITIES. Schedule 3.33 sets forth a listing of all of the material depreciable and amortizable assets and properties (including real, personal and mixed) owned by the Company as of September 30, 1997.

A. RESTRICTIONS. There are no non-competition, non-solicitation, confidentiality and other restrictive covenants to which the Company and/or Shareholders is a party or otherwise bound (other than with MTLM, Hou-Tex Metals, Robert Stuart [and Investment Banking Group Advisory] and Proler Southwest, Inc.); see Schedule 3.25. Except as set forth on Schedule 3.34, there are no contracts or other conditions, circumstances, events or agreements which would in any way limit or restrict the rights of MTLM, or the Company from engaging in any business anywhere in the world.

     3.35 REAL PROPERTY. Notwithstanding any other provision of this Agreement to the contrary, all parties hereto acknowledge and agree that all of the real property and improvements heretofore used by the Company (excluding Heights Armature Works, Inc.) at 101 Yale will be leased to the Surviving Corporation by Heights Armature Works, Inc. (now owned directly by the Shareholders) in accordance with Section 6.10(a) hereof.



                                       I.

                    CONDUCT OF BUSINESS PENDING THE CLOSING

A.              CONDUCT OF BUSINESS OF THE COMPANY PENDING THE CLOSING .
Except as set forth on Schedule 4.1, the Company covenants and agrees that, between the date of this Agreement and the Closing Date (which the parties understand shall be the same date), the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent with past practice and in material compliance with all rules, regulations and laws. The Company shall use commercially reasonable efforts to preserve and keep intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, or in the ordinary course of business, the Company shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of MTLM:

1. amend or otherwise change its articles of incorporation or bylaws;

1. issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or, (ii) any of their respective assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

1. declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

1. reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

1. (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;


1. increase the compensation payable or to become payable to its respective officers or directors, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its respective directors or officers, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

1. sell, pledge or otherwise dispose of any asset or the stock of any subsidiary or take any other action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

1. pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

1. increase or decrease prices charged to its respective customers, except for previously announced price changes or except in the ordinary course of business, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of contracts or other causes; or

1. agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

     Notwithstanding the provisions of this Section 4.1, it is acknowledged and agreed that the Company may, without consent or notice to MTLM, transfer out of the Company all real property, improvements and fixtures and the stock of Heights Armature Works.

A. CONDUCT OF BUSINESS OF MTLM PENDING THE CLOSING. MTLM covenants and agrees that, between the date of this Agreement and the Closing Date, the business of MTLM shall be conducted only in the ordinary and usual course, consistent with past practices, and MTLM will notify the Company of any material developments. Notwithstanding the foregoing, the Company acknowledges that the nature of the ordinary and usual course of MTLM's business includes acquisitions in the line of business in which MTLM is engaged and related businesses hereafter acquired. MTLM shall promptly provide the Company with a copy of any of MTLM's press releases and, upon request of the Company, any of its SEC filings. Furthermore, MTLM shall not declare a stock split, stock dividend or similar transaction. In addition, MTLM will use its commercially reasonable efforts to preserve and keep intact its business organization, to keep available to MTLM the services of its current employees, including officers, and to preserve the goodwill of the customers, suppliers, creditors and others having business relations with MTLM.


                                       I.

                             ADDITIONAL AGREEMENTS

A. FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

A. COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement.

A. COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the MTLM Common Stock is listed (the Nasdaq National Market) in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

A. ACCESS TO INFORMATION. From the date hereof to the Closing Date, the Company and MTLM and Acquisition shall (and shall cause its respective directors, officers, employees, auditors, and agents to) afford each other and their officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. All financial statements, customer information and other documents and material furnished in connection therewith to MTLM and/or Acquisition shall be treated as confidential, except as disclosed in the performance of this Agreement or as required by law, and if the Closing shall not take place, all such financial statements, customer information and other documents and materials and all copies thereof, if any, shall be returned to the Company and shall not be used in any way detrimental to the Company.

A. NOTIFICATION OF CERTAIN MATTERS. The Shareholders and MTLM shall give prompt notice to the other of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

A. TAX TREATMENT. Each party to this Agreement has sought and received its own advice as to the tax treatment of the transactions covered by this Agreement and is not relying on any representations of the other parties or their respective advisers with respect thereto. All parties hereto agree to fully and completely comply with the reporting requirements of the Internal Revenue Service.

A. CONFIDENTIALITY; PUBLICITY. Before the Closing, none of the parties hereto shall make any public release of information regarding the matters contemplated herein except (i) that a joint press release in agreed form may be issued by the parties after the execution of this Agreement and the Closing, (ii) that the parties may each continue their own communications with their respective employees, customers, suppliers, franchisees, lenders, lessors, stockholders and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other parties or the prompt consummation of this Agreement, and (iii) as required by law.

A. NO OTHER DISCUSSIONS. Prior to September 30, 1997, the Company shall not, nor shall it permit any of its subsidiaries or affiliates to, nor shall it authorize or permit any officer, director, employee, investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries to, (a) solicit, initiate or encourage the submission of any merger proposal with respect to the Company, (b) enter into any agreement with respect to any such proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any merger proposal with respect to the Company. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its subsidiaries or affiliates or any investment banker or other advisor to any representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section by the Company. For this Agreement, "a merger proposal" means any proposal, other than a proposal by MTLM or any of its affiliates, for a merger or other business combination involving the Company or any proposal or offer, other than a proposal or offer by MTLM or any of its affiliates, to acquire in any manner, directly or indirectly, an equity interest in the Company, any voting securities of the Company or a substantial portion of the assets of the Company, taken as a whole.

A. TRADING IN MTLM'S COMMON STOCK. Except as otherwise expressly consented to by MTLM, from the date of this Agreement until the Closing
Date, none of the Company, nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of the Common Stock of MTLM in any transactions effected on the Nasdaq National Market or otherwise.

A. OTHER AGREEMENTS. Upon the Closing, each party hereto that is a signatory to any Exhibits (the "Other Agreements") agrees to execute and deliver such Other Agreements, as appropriate, to the other parties to such Other Agreements, and each party who is a married individual shall cause his spouse to execute all consents requested by MTLM to consummate the transactions set forth herein.

A. HSR ACT COMPLIANCE. If required, the Company, the Shareholders and MTLM will as promptly as practicable file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United State Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of MTLM, the Company and the Shareholders will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of the Company, the Shareholders and MTLM will keep each other apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC or the DOJ and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the Company, the Shareholders and MTLM will use commercially reasonable efforts to obtain any clearance required under the HSR Act for the consummation of this Agreement.

A. CORPORATE AUTHORITY. MTLM, the Company and the Shareholders agree to use their respective best efforts to obtain the authorizations required for each to execute and deliver this Agreement and to perform each of their respective obligations hereunder and to consummate the transactions contemplated hereby.

A. EMPLOYMENT AGREEMENTS. Each of the Shareholders agrees to enter into an Employment Agreement substantially in the form of Exhibits B and B-1 attached hereto and made a part hereof.

A. NO SOLICITATION OF EMPLOYEES. MTLM agrees that for the three-year period after the date of this Agreement, MTLM will not, and will cause its Affiliates to not, directly or indirectly, (i) solicit for employment by any such person, its Affiliates or anyone else, any employee or then currently active independent contractor of the Company or its Affiliates, or any person who was an employee or then currently active independent contractor of the Company or its Affiliates, within the six-month period immediately preceding such solicitation of employment, other than such person (a) whose employment or independent contractor relationship was terminated by either of the Company or any Affiliate, or (b) who independently responded to a general solicitation for employment by MTLM or its Affiliates; or (c) induce or attempt to induce, any employee or independent contractor of the Company or its Affiliates, to terminate such employee's employment or independent contractor's active contractual relationship; provided, however, the foregoing shall not apply if the foregoing does not occur due to a breach of this Agreement by the Company or the Shareholders.

     The Company agrees that for the three-year period after the date of this Agreement, the Company will not, and will cause its Affiliates to not, directly or indirectly, (i) solicit for employment by any such person, its Affiliates or anyone else, any employee or then currently active independent contract of MTLM or its Affiliates, or any person who was an employee or then currently active independent contractor of MTLM or its Affiliates, within the six-month period immediately preceding such solicitation of employment, other than such person
(a) whose employment or independent contractor relationship was terminated by MTLM or its Affiliate, or (b) who independently responded to a general solicitation for employment by the Company, or (ii) induce or attempt to induce, any employee or independent contractor of MTLM or its Affiliates, to terminate such employee's employment or independent contractor's active contractual relationship.


                                       I.

                     CONDITIONS TO THE OBLIGATIONS OF MTLM

     The obligations of MTLM hereunder shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by MTLM:

A. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.
The Company and the Shareholders shall have delivered to MTLM a certificate, dated as of the Closing Date, duly signed (in the case of the Company by its chief executive officer and chief financial officer) stating that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

A. NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change or Effect to the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and
(iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change or Effect thereon, and there shall have been delivered to MTLM a certificate to that effect (with item [ii], above, qualified to the Knowledge of the Shareholders), dated the Closing Date and signed by or on behalf of the Company.

A. CORPORATE CERTIFICATE. The Shareholders shall have delivered to MTLM (i) copies of resolutions adopted by the Board of Directors of the Company and the Shareholders authorizing the transactions contemplated by this Agreement, and (ii) certificate of good standing of the Company issued by the State of Texas and each other state in which the Company is qualified to do business as of a date not more than ten days prior to the Closing Date, certified in each case as of the Closing Date by the Secretary as being true, correct and complete.

A. OPINION OF COUNSEL. MTLM shall have received an opinion dated as of the Closing Date from counsel for the Company and the Shareholders, in form and substance acceptable to MTLM, to the effect that:

           (i) the Company is validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

           (ii) the Company has obtained all necessary authorizations and consents of its directors and Shareholders to effect the transactions contemplated in this Agreement;

           (iii) all issued and outstanding shares of capital stock of the Company are owned as set forth on Schedule 3.5 hereto;

           (iv) except as set forth in Schedule 3.12, such counsel has no actual knowledge (without any independent investigation of any sort) of any litigation, proceeding or investigation pending or threatened which would result in any material adverse change in the properties, or business or in the condition of the Company, or which questions the validity of this Agreement; and

           (v) each of this Agreement and the Escrow Agreement and all other agreements executed and delivered by the parties hereto is a valid and binding obligation of each of the Company and the Shareholders, as the case may be, and enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally.

A. CONSENTS. MTLM shall have received written consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Designated Contract or instrument as of a date not more than ten days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

A. GOVERNMENTAL APPROVALS. All consents, authorizations and approvals from, and all declarations, filings and registrations with any governmental authority required to consummate the transactions contemplated by this Agreement, including those set forth on Schedule 3.6, shall have been obtained or made without the imposition of any material conditions, and all applicable waiting periods, if any, under the HSR Act shall have expired or terminated.

A. SECURITIES LAWS. MTLM shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of MTLM securities, in connection with the transactions contemplated hereby.

A. COMPANY SECURITIES. At the Closing, the Shareholders shall have delivered all certificates evidencing the Common Stock of the Company held by them, together with stock powers duly executed in blank, with signatures guaranteed, and otherwise in form acceptable to MTLM.

A. NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Agreement or any other transaction contemplated hereby, and which, in the judgment of MTLM, makes it inadvisable to proceed with the Agreement and other transactions contemplated hereby.

A.              OTHER CLOSING DELIVERIES.  At Closing, MTLM shall have received:

1. an executed lease from the owners of the Company's Yale Street property in Houston, Texas (excluding the approximately two acres on the east side of Yale and the property with the building operating as Heights Armature Works) in favor of MTLM or HCS in a form acceptable to MTLM and such owners.

1. each Other Agreement executed by the Company and/or the Shareholders, as the case may be, who is a party thereto;

1. the stock books, stock ledgers, minute books, corporate seal and other books and records of the Company; and

1. all other previously undelivered agreements, certificates, documents, instruments or writings required to be delivered by the Company and/or the Shareholders at or prior to the Closing pursuant to this Agreement or otherwise in connection herewith, duly executed by each of the Company and/or the Shareholders, as the case may be, who is a party thereto.

A. LICENSES AND PERMITS. Each of the licenses and permits set forth on Schedule 3.22 shall be in full force and effect.


                                       I.

                         CONDITIONS TO THE OBLIGATIONS
                      OF THE COMPANY AND THE SHAREHOLDERS

     The obligations of the Company and each of the Shareholders hereunder shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholders:

A. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of MTLM and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. MTLM shall have performed and complied with all of their obligations required by this Agreement to be performed or complied in all material respects with at or prior to the Closing Date. MTLM and Acquisition shall have delivered to the Shareholders a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with.

A. MTLM PURCHASE PRICE. At the Closing, MTLM shall have delivered to the Shareholders the Merger Consideration.

A. NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Agreement or any of the transactions contemplated hereby, and which in the judgment of the Shareholders makes it inadvisable to proceed with the Agreement or any other transaction contemplated hereby.

A. OPINION OF COUNSEL. The Shareholders shall have received an opinion dated as of the Closing Date from counsel for MTLM and Acquisition, in form and substance acceptable to the Shareholders, to the effect that:

           (i) MTLM and Acquisition are corporations validly existing and in good standing under the laws of the State of Delaware and Texas, respectively, and are authorized to carry on the business now conducted by them and to own or lease the properties now owned or leased by them;

           (ii) MTLM and Acquisition have obtained all necessary authorizations and consents of their Board of Directors and all corporate acts required to be taken have been taken, to effect the transactions contemplated in this Agreement;

           (iii) such counsel has no actual knowledge (without any independent investigation of any sort) of any litigation, proceeding or investigation pending or threatened which would result in any material adverse change in the properties, or business or in the condition of MTLM, or which questions the validity of this Agreement;

           (iv) this Agreement is a valid and binding obligation of MTLM and Acquisition, and enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally;

           (v) the MTLM Common Stock (including the Escrow Shares) is
      (1) duly authorized and validly issued and is listed for trading on The Nasdaq National Market System; (2) not subject to any preemptive rights; (3) free and clear of all Liens, claims and encumbrances; and (4) represented by certificates which have all appropriate legends therein which are required by law or any agreements to which such shares or certificates are subject.

           (vi) such counsel has no actual knowledge (without any independent investigation of any sort) that any event has occurred or state of facts exist which would constitute a breach of any of the representations and warranties made by MTLM and/or Acquisition pursuant to Article II of this Agreement;

           (vii) no approval, consent or withholding of the objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the performance by MTLM or Acquisition of any matter required of MTLM or Acquisition thereunder;

           (viii) based on the accuracy of the representations of the Shareholders set forth in Section 3.28 hereof, the issuance and delivery of the Common Stock is an exempt transaction under the Securities Act of 1933, as amended (the "Act"), does not require the registration thereof under the Act and will not violate any federal or state securities laws; and

           (ix) no preemptive rights of shareholders (or other purchase rights) exist with respect to any of the MTLM Common Stock
      (including the Escrow Shares) under applicable law, MTLM's
      Articles of Incorporation or Bylaws, or any agreement or instrument to which MTLM is a party.

A.              NO MATERIAL ADVERSE CHANGE OR EFFECT OR DESTRUCTION OF
PROPERTY.   Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change or Effect to MTLM (other than its acquisition of other similar businesses), (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of MTLM, and (iii) none of the properties and assets of MTLM shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change or Effect thereon, and there shall have been delivered to the Company a certificate to that effect, dated the Closing Date and signed by or on behalf of MTLM.

A. SHAREHOLDERS' EMPLOYMENT AGREEMENTS. The Shareholders and other necessary parties shall have entered into the Employment Agreements described in Section 5.13 hereof.

A. RELEASE OF GUARANTEES/COLLATERAL. MTLM shall have caused the guarantees of the Shareholders for indebtedness of the Company to Merchants Bank in Houston, Texas, together with any collateral belonging to the Shareholders or Heights Armature Works (or any party other than the Company as of the Closing) including all of the real property, to be released and the Shareholders shall have received a consent from Merchants Bank to the transactions contemplated under this Agreement.

     7.8 GOVERNMENTAL APPROVALS. All consents, authorizations and approvals from, and all declarations, filings and registrations with any governmental authority required to consummate the transactions contemplated by this Agreement, including those set forth on Schedule 3.6, shall have been obtained or made without the imposition of any material conditions, and all applicable waiting periods, if any, under the HSR Act shall have expired or terminated.

     7.9 DELIVERY OF LEASE. At Closing, the Shareholders shall have received an executed Lease from MTLM or HCS, as described in Section 6.10(a) above.

                                       I.

                                INDEMNIFICATION

A. AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. The Shareholders agree to severally indemnify, defend and hold MTLM harmless (with each Shareholder's liability to MTLM being equal to such Shareholder's proportionate share, as set forth in Schedule 3.1 hereto, of any Indemnifiable Damages, subject to the limitations set forth in Section 8.1(e) below) from and against the aggregate of all Indemnifiable Damages (as defined below).

1. For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all actual expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by MTLM, on a pre-tax consolidated basis to the extent (i) resulting from any breach of a representation or warranty made by the Company or the Shareholders in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by the Company or the Shareholders pursuant to this Agreement,
(iii) resulting from any material inaccuracy in any certificate delivered by the Company or any Shareholders pursuant to this Agreement or (iv) resulting from any environmental matter listed on Schedule 3.12 or Schedule 3.13.

1. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, MTLM shall have the right to be put in the same pre-tax consolidated financial position as MTLM would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full.

1. Each of the covenants, representations and warranties made by the Shareholders in this Agreement or pursuant hereto shall survive for a period of 12 months after the Closing Date except the representations and warranties of the Shareholders contained in Sections 3.1 through 3.5 shall not expire, but shall continue indefinitely and the Shareholders shall be obligated to indemnify MTLM for the environmental matters listed on Schedule 3.12 and
Schedule 3.13 for a period of ten (10) years from the Closing. No claim for the recovery of Indemnifiable Damages or with respect to the representations and warranties may be asserted by MTLM against the Shareholders after such representations and warranties shall expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

1. If MTLM believes it is entitled to a claim for any Indemnifiable Damages hereunder, MTLM shall promptly give written notice to the Shareholders of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If the Shareholders do not pay the amount of the claim for Indemnifiable Damages to MTLM within 10 days, then MTLM may exercise its respective rights under Section 8.4 and/or take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

1.              Notwithstanding anything to the contrary contained in this
Section 8.1, the Shareholders' liability for Indemnifiable Damages shall be limited as follows:

a) MTLM shall have no claim for Indemnifiable Damages unless and until all Indemnifiable Damages incurred by MTLM exceed an aggregate of $200,000, in which event the Shareholders shall be liable for only such Indemnifiable Damages in excess of $200,000;

a) the total amount of Indemnifiable Damages for which the Shareholders shall be liable to MTLM shall not exceed the value of the Merger Consideration, which shall be valued as provided in Section 8.4(a)(iv).

1. The remedies set forth in this Section 8.1 shall be the exclusive remedies of MTLM under this Agreement.

A. AGREEMENT BY MTLM TO INDEMNIFY. MTLM agrees to indemnify, defend and hold the Shareholders harmless from and against the aggregate of all Shareholders Indemnifiable Damages (as defined below).

1. For purposes of this Agreement, "Shareholders Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Shareholders, on a pre-tax consolidated basis, to the extent
(i) resulting from any breach of a representation or warranty made by MTLM or Acquisition in or pursuant to this Agreement, or (ii) resulting from any breach of the covenants or agreements made by MTLM or Acquisition in or pursuant to this Agreement, (iii) resulting from any inaccuracy in any certificate delivered by MTLM or Acquisition pursuant to this Agreement.

1. Without limiting the generality of the foregoing, with respect to the measurement of Shareholders Indemnifiable Damages, the Shareholders have the right to be put in the same pre-tax consolidated financial position as he, she or it would have been in had each of the representations and warranties of MTLM hereunder been true and correct and had the covenants and agreements of MTLM hereunder been performed in full.

1. Each of the covenants, representations and warranties made by MTLM and Acquisition in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Shareholders, except that the representations and warranties of MTLM and Acquisition contained in Sections 2.1 through 2.5 and 2.9 shall not expire but shall continue indefinitely. No claim for the recovery of Shareholders Indemnifiable Damages may be asserted by the Shareholders against MTLM after such representations and warranties shall thus expire, provided, however, that claims for Shareholder Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

1. In the event that the Shareholders believe they are entitled to a claim for any Shareholder Indemnifiable Damages hereunder, the Shareholders shall promptly give written notice to MTLM of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If MTLM does not pay the amount of the claim for Shareholders Indemnifiable Damages to the Shareholders (according to each Shareholder's proportionate share, as set forth in Schedule 3.1 hereof) within ten (10) days, then the Shareholders, or either of them, may exercise any remedy available to them by appropriate legal proceedings to collect the Shareholders Indemnifiable Damages.

1.              Notwithstanding anything to the contrary contained in this
Section 8.2, the Shareholders shall have no claim for Shareholder Indemnifiable Damages unless and until all Shareholder Indemnifiable Damages incurred by the Shareholders shall exceed an aggregate of $200,000, in which event MTLM shall be liable for only such Shareholder Indemnifiable Damages in excess of $200,000.

1. The remedies set forth in this Section 8.2 shall be the exclusive remedies of the Shareholders under this Agreement.

A. CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the Shareholders and MTLM hereunder with respect to their respective indemnities pursuant to this Article VIII resulting from any claim or other assertion of liabilities by third parties (hereinafter called collectively "Claims"), shall be subject to the following terms and conditions:

1. the party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim 10 business days after the Indemnified Party receives notice thereof;

1. the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim; provided, however, if a Claim is made against MTLM, then MTLM shall have the right to control the defense of the Claim, with MTLM's attorneys being reasonably available for consultation with the Shareholders' counsel.

1. if the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof);

1.              anything in this Section 8.3 to the contrary notwithstanding,
(A) the Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Claim, (B) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (C) the Indemnified Party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim, and the Indemnifying Party and the Indemnified Party and their respective counsel shall cooperate with respect to such Claim.

A. ESCROW SHARES AND RIGHTS OF SETOFF TO SECURE THE SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholders to indemnify and hold MTLM harmless as described in Section 8.1, at the Closing, MTLM shall cause the certificates representing the Escrow Shares to be held under the Escrow Agreement.

1. MTLM may set off against the Escrow Shares (provided, however, the Shareholders may elect to satisfy any indemnification obligation payable in Escrow Shares by a payment in cash) for any Shareholder Indemnifiable Damages for which Shareholders may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

a) MTLM shall give written notice to the Shareholders of any claim for Shareholders Indemnifiable Damages hereunder, which notice shall set forth (i) the amount of Shareholders Indemnifiable Damages, and (ii) the basis of such claim;

a) Such set off shall be effected on the later to occur of the expiration of 10 business days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally (as to each Shareholder) against the Escrow Shares;

a) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify MTLM in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then either MTLM or either of the Shareholders may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Shareholders, one appointed by MTLM and one appointed by the two arbitrators so appointed), which shall be appointed within 30 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties;

a) For purposes of this Section 8.4, the value for purposes of set off of the Escrow Shares shall be the average of the closing bid and asked prices of MTLM's common stock on The Nasdaq National Market System for the 20 business days prior to the date of MTLM's claim for indemnification.

1. Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Escrow Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; provided, however, that there shall also be deposited with the Escrow Agreement subject to the terms of this Section 8.4, all shares of MTLM Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Escrow Shares. All stock and cash issued or paid upon Escrow Shares shall be distributed to the person or entity entitled to receive such Escrow Shares together with such Escrow Shares.

                                       I.

                             SECURITIES LAW MATTERS


     The Parties agree as follows with respect to the sale or other disposition after the Closing Date of MTLM securities and related matters:

A. DISPOSITION OF MTLM SECURITIES. Each of the Shareholders represents and warrants that Common Stock of MTLM being acquired by him hereunder is being acquired and will be acquired for his own account and will not be sold or otherwise disposed of, except pursuant to (i) an exemption from the registration requirements under the Securities Act, which does not require the filing by MTLM with the SEC of any registration statement, offering circular or other document, in which case the Shareholders shall first supply to MTLM an opinion of counsel (which counsel and opinions shall be satisfactory to MTLM) that such exception is available, or (ii) an effective registration statement filed by MTLM with the SEC under the Securities Act.

A.              PIGGYBACK REGISTRATION RIGHTS.

1. If, at any time after the date hereof, MTLM proposes to register under the Securities Act any shares of MTLM Common Stock for sale by it pursuant to an underwritten public offering of the MTLM Common Stock or other equity securities for sale by it (except with respect to registration statements filed on Form S-4 or such other forms as shall be prescribed under the Securities Act for the same purposes as such form), it will at each such time, prior to the filing of any such registration statement, give written notice to the Shareholders who then hold shares of MTLM Common Stock of its intention so to do and, upon the written request (which must specify the number of shares of MTLM Common Stock to participate in such underwritten offering) of any of the Shareholders delivered to MTLM within five business days of receipt of MTLM's notice, MTLM will use its best efforts to cause any MTLM Common Stock issued to such requesting Shareholder pursuant to the Merger as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by MTLM for sale by it in such offering, all to the extent requisite to permit the sale or other disposition (in accordance with the written request of the Shareholders as aforesaid) by such of the Shareholders of such MTLM Common Stock in such offering as have so requested such registration. Nothing contained in this
Section 9.2 shall, however, limit MTLM's right to cancel, postpone or withdraw any such proposed registration for any reason.

1. If the request by the Shareholders to MTLM is a response in connection with a sale of MTLM Common Stock or other equity securities pursuant to a public underwriting, it shall be on the same terms and conditions as the shares of MTLM Common Stock to be registered, if any, and sold through underwriters under such registration; provided, however, that as a condition to such inclusion the requesting Shareholders shall execute an underwriting agreement acceptable to the underwriters and, if requested, a custody agreement having such customary terms as the underwriters shall request, including indemnification, and if the managing underwriter determines and advises in writing that the inclusion in the underwriting of all MTLM Common Stock proposed to be included by the requesting Shareholders and any other shares of MTLM Common Stock sought to be registered by any other stockholder of MTLM exercising rights comparable to those of the Shareholders under this Agreement (the "Other Common Stock") would, in its reasonable and good faith judgment, interfere with the successful marketing of the securities proposed to be registered for underwriting by MTLM or by any holder of MTLM Common Stock having the right to require MTLM to file a registration statement to register such MTLM Common Stock, then the number of shares of MTLM Common Stock and Other Common Stock requested to be included in the underwriting shall be reduced pro rata among the stockholders of MTLM and the holders of Other Common Stock requesting such registration and inclusion in the underwriting and may, in the determination of such managing underwriter and consistent with pro rata reduction, be reduced to zero.

1. If and whenever MTLM is obligated by the provisions of this Agreement to effect the registration of any MTLM Common Stock pursuant to subparagraph (a) above, MTLM will, subject to the provisions of this Section 9.2:

a) as expeditiously as reasonably practicable, prepare and file with the SEC a registration statement on the appropriate form with respect to such MTLM Common Stock and seek to cause such registration statement to become and remain effective;

a) as expeditiously as reasonably practicable, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such MTLM Common Stock covered by such registration statement in accordance with the intended method of distribution set forth in such registration statement;

a) as expeditiously as reasonably practicable, furnish to each of the Shareholders selling MTLM Common Stock registered, or to be registered under the Securities Act, such number of copies of prospectuses and preliminary prospectuses in conformity with requirements of the Securities Act, and such other documents as such Shareholders may reasonably request, in order to facilitate the public sale or other disposition of such MTLM Common Stock owned by such Shareholders; provided, however, that the obligation of MTLM to deliver copies of prospectuses or preliminary prospectuses to such Shareholders shall be subject to the receipt by MTLM of reasonable assurances from such Shareholders that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;

a) as expeditiously as reasonably practicable, furnish, at the request of the Shareholders requesting registration pursuant to this Agreement, on the date that such MTLM Common Stock is to be delivered to the underwriters for sale pursuant to such registration or, if such MTLM Common Stock is not being sold through underwriters, on the date the registration statement with respect to such MTLM Common Stock becomes effective an opinion, dated such date, of the independent counsel representing MTLM for the purposes of such registration, addressed to the underwriters, if any, and to the Shareholders making such request, stating that such registration statement became effective under the Securities Act and the (A) to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been instituted or is pending or contemplated under the Securities Act; (B) the registration statement, the related prospectus, and each amendment or supplement thereto, including all documents incorporated by reference therein, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements or other financial or statistical or reserve date contained or incorporated by reference therein); and (C) no facts have come to the attention of such counsel that caused such counsel to believe (with customary qualifications) that either the registration statement or the final prospectus, or any amendment or supplement thereto, including all documents incorporated by reference therein, in light of the circumstances under which they were made, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no belief as to financial statements or other financial or statistical or reserve data contained or incorporated by reference therein or as to any information provided by the Shareholders or any underwriter for inclusion therein); and (ii) a letter, dated such date, from the independent certified public accountants of MTLM, addressed to the underwriters, if any, and to the Shareholders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of MTLM included in the registration statement or the prospectus, or any amendment or supplement thereto, including all documents incorporated by reference therein, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other customary financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters, if any, or the Shareholders making such request may reasonably request;

a) as expeditiously as reasonably practicable, use its best efforts to register or qualify MTLM Common Stock covered by such registration statement under such other securities laws of such United States jurisdictions as the Shareholders making such request shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Shareholders making such request to consummate the public sale or other disposition in such jurisdictions of MTLM Common Stock owned by such Shareholders; provided, however, that MTLM shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject;

a) bear all Registration Expenses (as defined below) in connection with all registrations hereunder; provided, however, that all Selling Expenses (as defined below) of MTLM Common Stock held by the Shareholders and all fees and disbursements of counsel for the Shareholders in connection with each registration pursuant to this Agreement shall be borne by such Shareholders pro rata in proportion to the number of shares of MTLM Common Stock covered thereby being sold or in such proportion as they may agree. For purposes of this
Section 9.2, expenses incurred by MTLM in complying with this Agreement, including, without limitation: (i) all registration and filing fees; (ii) all printing expenses; (iii) all fees and disbursements of counsel for MTLM; (iv) all blue sky fees and expenses; and (v) all fees and expenses of accountants for MTLM are herein referred to as "Registration Expenses." All underwriting fees and discounts and brokerage and selling commissions and fees and expenses of the counsel for the Shareholders and any underwriter's counsel applicable to the sales in connection with any such registration are herein referred to as "Selling Expenses."

1. In the event of a registration of any MTLM Common Stock under the Securities Act pursuant to this Agreement, MTLM will indemnify and hold harmless each of the Shareholders and any other Person, if any, who controls such Shareholders within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Shareholders or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such MTLM Common Stock was registered under the Securities Act, any preliminary prospectus distributed with the consent of MTLM or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of such Shareholders and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MTLM will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to MTLM by or on behalf of any of the Shareholders or a controlling Person of any of the Shareholders specifically for use in the preparation thereof.

           In the event of any registration of any MTLM Common Stock under the Securities Act pursuant to this Agreement, each of the selling Shareholders of such MTLM Common Stock will severally indemnify and hold harmless MTLM and each Person, if any, who controls MTLM within the meaning of Section 15 of the Securities Act, each officer of MTLM who signs the registration statement, each director of MTLM and each underwriter (if any) and each Person who controls any underwriter (if any) within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which MTLM or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse MTLM, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (a) any such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading which was furnished by such selling Shareholder and (b) any such statement or omission of a material fact was made in reliance upon and in conformity with information furnished to MTLM by or on behalf of the Shareholders specifically for use in connection with the preparation of such registration statement or prospectus. In connection with any transaction contemplated by Section 4.2 hereof, the Shareholders also agree to indemnify each such underwriter and each Person who controls any such underwriter as set forth above within the meaning of
      Section 15 of the Securities Act as may reasonably and customarily be requested by the underwriters in connection with any underwritten offering of such MTLM Common Stock.

           Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall promptly notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnifying Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel.

1. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale of the shares of MTLM Common Stock received by the Shareholders in compliance with the conditions thereof and the provisions thereof, the rights of the Shareholders as to registration provided for in this Agreement as to such MTLM Common Stock shall terminate immediately.

A. LEGEND. Each of the MTLM Common Stock certificates shall bear the following legend:

      THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

MTLM may, unless a registration statement is in effect covering MTLM Securities, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                       I.

                                  DEFINITIONS

A. DEFINED TERMS. As used herein, the following terms shall have the following meanings:

           "Aboveground Storage Tanks" defined in Section 3.13 (h).

           "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

           "Asbestos" or "Asbestos-containing material" defined in Section
      3.13 (j).

             "Assets" defined in Section 3.15 (a).


             "CERCLA" defined in Section 3.13 (e).

             "Claims" defined in Section 8.3.

             "Closing" defined in Section 1.2.

             "Code" defined in Section 3.18 (b).

             "Common Stock" means shares of MTLM's common stock, $.01 par value.

             "Company" means, unless the context indicates otherwise, the Company.

             "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

             "Current Balance Sheet" defined in Section 3.9.

             "Designated Contracts" defined in Section 3.25.

             "Discharge" defined in Section 3.13 (f).

             "Employee Benefit Plans" defined in Section 3.18 (a).

             "Environmental Assessment" defined in Section 5.9.

             "Environmental, Health and Safety Laws" defined in Section 3.13
             (k).

             "EPCRA" defined in Section 3.13 (e).

             "ERISA" defined in Section 3.18 (a).

             "Escrow Agreement" referred to in Section 1(a)(i) and attached as
              Exhibit A.

             "Escrow Shares" defined in Section 1(a)(i).

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "FIFRA" defined in Section 3.13 (e).

             "Financial Statements" defined in Section 3.9.

             "Fixed Assets" defined in Section 3.15 (b).

             "GAAP" means generally accepted accounting principles in effect in the United States of America for the period indicated.

             "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Hazardous Substances" defined in Section 3.13 (e).

             "Immigration Act" defined in Section 3.16 (c).

             "Indemnifiable Damages" defined in Section 8.1 (a).

             "Indemnified Party" defined in Section 8.3 (a).

             "Insurance Policies" defined in Section 3.20.

             "Intellectual Property" defined in Section 3.24.

             "Knowledge" means (a) in the case of an individual, actual, conscious knowledge of information by such individual or (b) in the case of a corporation, limited liability company or similar entity, actual, conscious knowledge by a current officer thereof who devotes substantive attention to matters of such nature in the ordinary course of his employment with such corporation, limited liability company or other entity.

             "Leased Premises" defined in Section 3.14 (b).

             "Leases" defined in Section 3.14 (b).

             "Licenses" defined in Section 3.13 (b).

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

             "Material Customers" defined in Section 3.26.

             "Merger Consideration" defined in Section 1.2(a).

             "MPPA Plan" defined in Section 3.18 (d).

             "Other Agreements" defined in Section 5.12.

             "OSHA" defined in Section 3.13 (e).

             "Owned Properties" defined in Section 3.14 (a).

             "Permits" defined in Section 3.22.

             "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

             "PBGC" defined in Section 3.18 (f).

             "RCRA" defined in Section 3.13 (e).

             "Receivables" defined in Section 3.21.

             "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

             "Release" defined in Section 3.13 (f).

             "SEC" means the Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Shareholders" defined in the introductory paragraph of this Agreement.

             "Shareholders Indemnifiable Damages" defined in Section 8.2 (a).

             "Tax Return" means any federal, state or local tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

             "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

             "Underground Storage Tanks" defined in Section 3.13 (h).

             "Waste" defined in Section 3.13 (e).

A.              OTHER DEFINITIONAL PROVISIONS.

1. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

1. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

1. All matters of an accounting nature in connection with this agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

     As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                       I.

                       TERMINATION, AMENDMENT AND WAIVER

A.              TERMINATION.  This Agreement may be terminated:

1. at any time prior to the Closing Date, by mutual written consent of all of the parties hereto at any time prior to the Closing;

1. at any time prior to the Closing Date, by MTLM in the event of a material breach by the Company or the Shareholders of any provision of this Agreement;

1. at any time prior to the Closing Date, by the Shareholders or the Company in the event of a material breach by MTLM of any provision of this Agreement;

1. at any time prior to the Closing Date, by any of MTLM or the Shareholders or the Company if the Closing shall not have occurred by December 31, 1997; provided, however, that neither MTLM, nor the Shareholders nor the Company shall be entitled to terminate this Agreement pursuant to this Section 11.1(d), if such party's knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

A. EFFECT OF TERMINATION. Except as provided in Article VI, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, so long as a claim for such liability is made within ninety (90) days after such termination.


                                       I.

                               GENERAL PROVISIONS

A. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

1.              IF TO MTLM TO:

                Metal Management, Inc.
                500 N. Dearborn Street
                Suite 405
                Chicago, Illinois  60610
                Attn:  Gerard Jacobs
                Telecopy No.:  (312) 645-0714

                WITH A COPY TO:

                Vinson & Elkins L.L.P.
                1001 Fannin
                Houston, Texas  77002
                Attn:  Robert H. Whilden, Jr.
                Telecopy No.:  (713) 758-2346

1.              IF TO THE COMPANY OR THE SHAREHOLDERS TO:

                Jack Segal
                Howard Segal
                Houston Compressed Steel Corp.
                101 Yale Street
                Houston, TX 77007
                Telecopy No.:  (713) 869-4157

                WITH A COPY TO:

                Warren A. Hoffman
                Dow, Cogburn & Friedman, P.C.
                Nine Greenway Plaza, Suite 2300
                Houston, TX 77046
                Telecopy No.:  (713) 940-6099


A. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and the other documents delivered at the Closing pursuant hereto supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

A. EXPENSES. Except as otherwise provided herein, MTLM shall pay its own fees and expenses, including its own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby, and the Company shall pay its own fees and expenses, including its own counsel fees in connection with this Agreement or any transaction contemplated hereby. Fees and expenses attributable to the Shareholders shall be paid by the Shareholders.

A. AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.
No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Except as otherwise provided herein, the rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

A. BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other Person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the Shareholders without the prior written consent of MTLM or by MTLM without the prior written consent of the Shareholders.

A. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

A. INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

A. GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Texas applicable to contracts executed and to be wholly performed within such State.

A. ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        METAL MANAGEMENT, INC.


                                        By:
                                           Daniel B. Burgess
                                           Executive Vice President

                                        HCS ACQUISITION, INC.


                                        By:
                                           William T. Proler
                                           President



                                        HOUSTON COMPRESSED STEEL CORP.


                                        By:
                                            Jack Segal
                                            President


                                            Jack Segal
                                            Shareholder


                                            Howard Segal
                                            Shareholder

                               INDEX OF SCHEDULES


       Schedule 2.7      Related Party Matters
       Schedule 2.12     Litigation
       Schedule 3.1      Jurisdictions in which Qualified to do Business
       Schedule 3.4      Capitalization
       Schedule 3.5      Shareholders of the Company
       Schedule 3.6      Violations; Conflicts; etc.
       Schedule 3.8      Subsidiaries
       Schedule 3.9      Financial Statements
       Schedule 3.10     Changes since the Current Balance Sheet Date
       Schedule 3.11     Liabilities
       Schedule 3.12     Litigation
       Schedule 3.13     Environmental Matters
       Schedule 3.14(a)  Owned Real Estate
       Schedule 3.14(b)  Leases
       Schedule 3.15     Title to and Condition of Assets
       Schedule 3.16     Compliance with Laws
       Schedule 3.17     Labor and Employment Matters
       Schedule 3.18     Employee Benefit Plans
       Schedule 3.20     Insurance
       Schedule 3.21     Billing and Receivable Variances
       Schedule 3.22     Licenses and Permits
       Schedule 3.23     Relationship with Customers & Suppliers
       Schedule 3.25     Contracts
       Schedule 3.30     D/B/A
       Schedule 3.33     Asset Update Schedule
       Schedule 3.34     Restrictions
       Schedule 4.1      Conduct of Business Pending Closing

                               INDEX OF EXHIBITS


          Exhibit A    Form of Escrow Agreement
          Exhibit B    Form of Employment Agreement with Jack Segal
          Exhibit B-1  Form of Employment Agreement with Howard Segal